UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 13, 2015, Amedica Corporation issued a press release providing second quarter 2015 financial results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

99.1	Amedica Corporation Press Release dated August 13, 2015.

The information set forth in this Current Report under Item 2.02 and the exhibit attached hereto, shall be deemed “filed” rather than “furnished” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically provided otherwise in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: August 13, 2015	/s/ Ty Lombardi
Ty Lombardi
Vice President, Finance

Exhibit 99.1
Amedica Corporation Reports Second Quarter 2015 Financial Results
Year-to-Date Operational Cash Burn Levels Decreased by 37% Year-over-Year

SALT LAKE CITY, August 13, 2015 -- Amedica Corporation (Nasdaq:AMDA), an innovative biomaterial company which develops and manufactures silicon nitride as a platform for biomedical applications, today announced financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Year-to-date operational cash burn levels decreased by 37% year-over-year.

•	Cash and cash equivalents totaled $12.4 million, while net cash used in operating activities during the first half of 2015 decreased by $3.1 million from the prior year period.

•
Two-year performance data from the CASCADE clinical trial will be available at the beginning of the fourth quarter 2015, with an anticipated final device clearance response from the FDA in late fourth quarter 2015 or early first quarter 2016.

•	Signed an original equipment manufacturer (OEM) letter of intent supply agreement with a leading orthopedic device design and manufacturing company.

"During this past quarter, we continued to make progress on our strategic initiatives," said Dr. Sonny Bal, Chairman and CEO of Amedica Corporation. "We continue our focus on financial discipline and I am very pleased with the private label and OEM partner progress we’ve made this past quarter. Despite sales declines since our necessary restructuring in the first half of this year, we remain confident in our strategy of becoming a biomaterials company. With the appropriate changes made, and based on valuable feedback, we anticipate increased adoption of our material going forward. We are acutely focused on bringing additional new and innovative solutions to the market throughout the balance of this year that offer distinct advantages toward improving efficacy in spinal fusion procedures. With recent operational, clinical, and regulatory accomplishments, Amedica is positioned to capture additional market share, enhance our ability to show the advantages of silicon nitride, and promote wider adoption of the material across a number of biomedical platforms."

Second Quarter 2015 Financial Results
For the three months ended June 30, 2015, total product revenue decreased $1.1 million, or 18%, as compared to the same period in 2014. The decrease was primarily due to decreased sales of non-silicon nitride products, which decreased by $0.7 million, or 23%, for the three months ended June 30, 2015 as compared to the same period in 2014. This decline was primarily due to lower metals sales as a result of a decline in the level of activity for a few key surgeons and a continued focus and investment in sales and marketing efforts of the Company’s silicon nitride products. Silicon nitride sales decreased by $0.3 million, or 13%, as compared to the same period in 2014. This decline was primarily attributable to the loss of a few key surgeons during the quarter, which was partially offset by increased recruiting efforts of our sales organization. These efforts have resulted in new surgeons using silicon nitride products, which the Company expects to outweigh the year-to-date declines in revenue in the second half of 2015.

Cost of revenue for the quarter decreased $0.2 million, or 15%, as compared to the same period in 2014. The decrease in cost of revenue was primarily a result of reduced sales for the current year period, as compared to the same period in 2014. Excluding the impact of excess or obsolete inventory for both years, second quarter 2015 gross margins ended at 78% of total sales, as compared to 80% during the prior year period. Although product costs have reduced through production efficiencies and lower overhead costs, the decline in gross margins was due to private label sales during the second quarter of 2015, which have lower gross margins due to lower selling prices, but higher operating contribution margins since no commissions are paid and require less operating expenses to support these sales.

Operating expenses for the second quarter of 2015 declined by 60%, or $8.8 million, from the prior year period, to $6.0 million. This year-over-year decline in operating expenses is primarily due to the actions taken by the Company to simplify the organization and align financial objectives earlier in the year, as well as lower commission costs and a $6.6 million reduction in stock-based compensation expense during the second quarter of 2015.

Net loss for the second quarter was $5.9 million, compared to $13.2 million in the prior-year period, primarily as a result of reduced stock-based compensation and operating expenses for the period.

Adjusted EBITDA, which is defined as earnings before deductions for interest, taxes, depreciation, amortization, non-cash stock compensation expense, change in fair value of our derivative liabilities, offering costs, and loss on extinguishment of debt for the second quarter 2015 was ($2.0) million, compared to ($3.2) million for the prior year period.

Cash and cash equivalents totaled $12.4 million as of June 30, 2015. The decline in total cash burn year-over-year was driven by a decrease in operational cash burn of $4.1 million in the second quarter of 2015, as compared to the prior year period. Total principal debt obligations were $24.3 million as of June 30, 2015.

2015 Business Outlook
The Company maintains its previously stated estimates of total annual revenue in the range of $19-$20 million, which includes increased 2015 silicon nitride sales growth of 15-20%. The Company expects the impact from the previously announced financial and operational alignment actions to deliver $5-$7 million of annualized operating profit benefit. These changes are anticipated to reduce total cash burn, increase financial sustainability, and strengthen the balance sheet, positioning the Company to maintain compliance with all debt covenants into Q4 of this year and become operating cash flow breakeven during the second half of 2016. Additionally, the Company maintains its previously stated guidance of four OEM or private label partners to be announced during 2015.

Conference Call
The Company will hold an investor conference call to discuss the second quarter financial results on Thursday, August 13, 2015 at 5:00 p.m. Eastern Time. The Company invites all interested parties to join the call by dialing (855) 455-6055, any time after 4:50 p.m. Eastern Time on August 13th. The Conference ID number is 96945584. International callers should dial (484) 756-4308. A live audio webcast of the call will be available through a link on the Company's web site, at http://investors.amedica.com/events.cfm. The call will be archived telephonically for one week and can be accessed by calling (855) 859-2056 in the U.S., or (404) 537-3406 from outside the U.S. The Conference ID for the audio replay is 96945584.

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and through its partnership with Kyocera, the world's largest ceramic manufacturer.

Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Non-GAAP Financial Measures
This press release includes the following "non-GAAP financial measures" as defined by the Securities and Exchange Commission (SEC): Adjusted EBITDA and gross margin before deducting the provision for excess and obsolete inventory. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measure, see "Reconciliation of Non-GAAP Financial Measures" included in this press release.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include specifically, but are not limited to; the Company's anticipation of increased adoption of its material, the Company’s stated estimates of total annual revenue in the range of $19-$20 million, which includes increased 2015 silicon nitride sales growth of 15-20%, the Company's expectation that the impact from the previously announced financial and operational alignment actions will deliver $5-$7 million of annualized operating profit benefit and that these changes are anticipated to reduce total cash burn, increase financial sustainability, and strengthen the balance sheet, positioning the Company to maintain compliance with all debt covenants into Q4 of this year and become operating cash flow breakeven during the second half of 2016; and, the Company's previously stated guidance of four OEM or private label partners to be announced during 2015. These statements reflect the best judgment of our management, but involve a number of risks and uncertainties which could cause actual results to differ materially from those set forth in our estimates. Consequently, there can be no assurances that actual results for the year ending December 31, 2015 will be within the range of the preliminary estimates set forth above or that the Company will secure additional OEM or Private Label partners. Any variation between our actual results and the estimates set forth above may be material.  Such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC.   Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Amedica Corporation
Consolidated Balance Sheets - Unaudited
(in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$12,394	$18,247
Trade accounts receivable, net of allowance of $49 and $54, respectively	2,509	2,513
Prepaid expenses and other current assets	1,312	1,247
Inventories, net	10,611	11,675
Total current assets	26,826	33,682
Property and equipment, net	3,009	3,515
Intangible assets, net	3,938	4,188
Goodwill	6,163	6,163
Other long-term assets	35	35
Total assets	$39,971	$47,583
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$831	$778
Accrued liabilities	3,193	3,146
Current portion of long-term debt	19,766	19,070
Total current liabilities	23,790	22,994
Deferred rent	475	517
Long-term debt	2,779	3,061
Other long-term liabilities	177	134
Derivative liabilities	4,589	13,970
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.01 par value; 250,000,000 shares authorized; 65,758,131 and 26,353,666 shares issued at June 30, 2015 and December 31, 2014, respectively	658	264
Additional paid-in capital	191,443	179,148
Accumulated deficit	(183,940)	(172,505)
Total stockholders’ equity	8,161	6,907
Total liabilities and stockholders’ equity	$39,971	$47,583

Amedica Corporation
Consolidated Statements of Operations and Comprehensive Loss - Unaudited
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Product revenue	$4,780	$5,836	$9,523	$11,616
Costs of revenue	1,363	1,603	2,885	3,252
Gross profit	3,417	4,233	6,638	8,364
Operating expenses:
Research and development	1,553	3,041	3,396	3,632
General and administrative	1,334	6,280	3,361	9,355
Sales and marketing	3,126	5,540	6,483	10,061
Total operating expenses	6,013	14,861	13,240	23,048
Loss from operations	(2,596)	(10,628)	(6,602)	(14,684)
Other income (expense):
Interest income	—	5	—	8
Interest expense	(1,134)	(554)	(2,234)	(1,084)
Loss on extinguishment of debt	—	(1,596)	(79)	(1,596)
Change in fair value of derivative liabilities	(923)	(448)	(1,100)	(562)
Loss on extinguishment of derivative liabilities	(1,245)	—	(1,261)	—
Other expense	(35)	(18)	(38)	(34)
Total other income (expense)	(3,337)	(2,611)	(4,712)	(3,268)
Net loss before income taxes	(5,933)	(13,239)	(11,314)	(17,952)
Provision for income taxes	—	—	—	—
Total comprehensive loss	$(5,933)	$(13,239)	$(11,314)	$(17,952)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(1.07)	$(0.28)	$(1.95)
Weighted average common shares outstanding:
Basic and diluted	54,337,365	12,419,110	40,765,322	9,211,077

Reconciliation of Non-GAAP Financial Measures:
To supplement our consolidated statements of operations and comprehensive net loss which are presented in accordance with GAAP, we use certain non-GAAP measures of components of financial performance. Although not measures of financial performance under GAAP, “Adjusted EBITDA” and “Gross Margin Before deducting the Provision for Excess and Obsolete Inventory” are provided for the use of investors in understanding our operating results and are not prepared in accordance with, nor do they serve as alternatives to GAAP measures, and may be materially different from similar measures used by other companies. We define "Adjusted EBITDA" as our earnings before deductions for interest, taxes, depreciation, amortization, stock-based compensation, change in fair value of derivative liabilities, offering costs and loss on extinguishment of debt. We define “Gross Margin before Deducting the Provision for Excess and Obsolete Inventory” as our gross margin before deducting the provision for excess and obsolete inventory. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Below is a reconciliation of Adjusted EBITDA to Net Loss for each of the periods presented (in thousands - unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net Loss	(5,933)	(13,239)	(11,314)	(17,952)
Interest expense, net	1,134	550	2,234	1,077
Depreciation	414	464	841	897
Amortization	125	125	250	250
Stock-based Compensation	82	6,841	704	8,202
Change in fair value of derivative liabilities	923	448	1,100	562
Loss on extinguishment of debt	—	1,596	79	1,596
Gain/loss on extinguishment of derivative liabilities	1,245	—	1,261	—
Adjusted EBITDA	(2,010)	(3,215)	(4,845)	(5,368)

Below is a reconciliation of Gross Profit and Margin to Gross Profit and Margin Before deducting the Provision for Excess and Obsolete Inventory for each of the periods presented (in thousands - unaudited):

	Three Months Ended June 30,
	2015		2014
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Gross profit and margin	$3,417	71%	$4,233	73%
Provision for excess and obsolete inventory	326	7%	415	7%
Gross profit and margin, excluding provision for excess and obsolete inventory	$3,743	78%	$4,648	80%

Contact:
Mike Houston
VP, Commercialization & Communications
801-839-3534
mhouston@amedica.com